THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR
THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY
NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT
TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE
STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH
EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE
SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN
SECURED BY SUCH SECURITIES.

$3,250,000

PROMISSORY NOTE
DUE AUGUST 16, 2010

THIS NOTE is the duly authorized and issued Promissory Note of Heartland Oil and Gas Corp , a Nevada corporation whose principal place of business is located at 12603 Southwest Freeway, Suite 285, Houston, Texas 77477 (“ HTOG “ or the “
Company “), designated as its Promissory Note, due on August 16, 2010 (the “ Note “).

FOR VALUE RECEIVED, the Company promises to pay to Universal Property Development and Acquisition Corporation or its
assigns (the “ Holder “), the principal sum of $3,250,000 (“ Principal Amount “), together with interest from August 15, 2007 on the balance of principal from time to time outstanding at the rates and on the dates hereinafter described. This Note is subject to the following additional provisions:

       Section 1.  Definitions . For the purposes hereof, in addition to the terms defined elsewhere in the Note: (a)
capitalized terms not otherwise defined herein have the meanings given to such terms in the Loan Agreement, and (b) the following terms shall have the following meanings:

       “ Business Day “ means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the
United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

        ” Capital Expenditures “ means all expenditures which in accordance with GAAP would be classified as capital expenditures, including without limitation, Capital Lease Obligations.

        ” Capital Lease “ means any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

       “ Capital Lease Obligations “ means the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

       “ Cash Flow Coverage Ratio “ means the ratio of Consolidated EBITDA to the interest and principal payable under the
Note and the Capital Expenditures.

       “ Change in Directorship “ means Kamal Abdallah or a replacement for any such Person approved in accordance with this definition shall cease for any reason to serve as a member of the board of directors of the Company.

       “ Change of Control Transaction “ means the occurrence after the date hereof, of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, (ii) a replacement at one time or within a three year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (iii) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) or (ii).

       “ Consolidated EBITDA “ means, for any period, Consolidated Net Income plus Consolidated Interest Expense, plus, to the extent the following items are deducted in calculating Consolidated Net Income, (i) all provisions for any Federal, state or other income taxes for such period, plus (ii) depreciation, amortization and other non-cash charges for such period.

       “ Consolidated Interest Expense “ means, for any period, all interest expense, excluding amortization of debt discount and premium but including the interest component under Capital Leases for such period, of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

       “ Consolidated Net Income “ means, for any period, the net income (excluding extraordinary losses, but including extraordinary gains) of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis for such period.

       “ Event of Default “ shall have the meaning set forth in Section 7.

       “ Exchange Act “ means the Securities Exchange Act of 1934, as amended.

       “ Interest Period “ means each period from and including a Settlement Date (or, in the case of the initial Interest Period, from and including the Closing Date) to but excluding the next succeeding Settlement Date (or, in the case of the final Interest
Period, the Maturity Date).

       “ Late Fee “ shall have the meaning set forth in section 3(e) to this Note.

       “ Mandatory Repayment Amount “ means the amount equal the sum of (i) 115% of the principal amount of Note to be repaid and (i) all other amounts, costs, expenses and liquidated damages due in respect of the Note.

       “ Maturity Date “ means August 16, 2010 or such earlier date as the Note is required or permitted to be repaid as provided in this Note.

       “ Person “ means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

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       “ Securities Act “ means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

       Section 2.  Payment of Principal and Interest .

       a)  Payment of Principal . The outstanding Principal Amount under the Loan shall be due and payable by the
Company, in thirty-six (36) consecutive equal installments in the amount of $90,277.78, due on each Settlement Date.

       b)  Interest Rate . The Company shall pay interest on the unpaid Principal Amount of the Loan, from August 15, 2007 until such principal amount shall be paid in full, at the rate of 15% per annum. Interest shall be computed daily based on a year of
360 days and the actual days elapsed (including the first day but excluding the last day) in the period for which interest is payable.

       c)  Payment of Interest . Interest shall be payable (i) in arrears for each Interest Period on the Settlement Date immediately succeeding such Interest Period, (ii) on the Maturity Date, and (iii) if any interest accrues or remains payable after the Maturity Date, upon demand by the Holder.

       d)  Late Fee . All overdue accrued and unpaid principal to be paid hereunder shall entail a late fee at the rate of 20%
per annum (or such lower maximum amount of interest permitted to be charged under applicable law) (“ Late Fee “).

       e.  Optional Prepayment . So long as the cumulative interest paid under the Note, including the date of such prepayment (“ Prepayment Date “), shall be not less than $150,000 (“ Interest Threshold Amount “) the Company shall have the right to prepay, in cash, all, but not less than all, of the amount outstanding under the Note, upon not less than ten (10) Business
Days written notice to the Holder by paying to the Holder, in immediately available funds, an amount equal to 100% of the then outstanding principal amount thereof and all interest and other amounts, costs, expenses and liquidated damages due in respect of the Note. Notwithstanding the foregoing, if the Company has not paid the Interest Threshold Amount, the Company may pay the
Holder the difference between the Interest paid the Company by the Prepayment Date and the Interest Threshold Amount to meet the obligation set forth in the previous sentence for the prepayment of the Note.

       Section 3.  Registration of Transfers and Exchanges .

       a)  Different Denominations . This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

       b)  Reliance on Note Register . Prior to due presentment to the Company for transfer of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the note register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

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       Section 4.  Negative Covenants . So long as any portion of this Note is outstanding, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

       a)  amend its certificate of incorporation, bylaws or its charter documents so as to adversely affect any rights of the
Holder;

       b)  repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock or other equity securities other than such repayments, repurchases, offers, acquisitions, dividends or distributions from the Company’s wholly-owned Subsidiaries to the Company;

       c)  dispose, in a single transaction, or in a series of transactions all or any part of its assets (other than cash) unless such disposal is (i) in the ordinary course of business, (ii) for fair market value, (iii) for cash, (iv) approved by the board of directors of the Company and (v) the proceeds received upon such sale are used to repay the Note;

       d)  incur any capital expense in excess of $500,000;

       e)  consummate any merger or acquisition except on terms satisfactory to Holder; or

       f)  enter into any agreement with respect to any of the foregoing.

       Section 5.  Other Covenants . So long as any portion of this Note is outstanding, the Company will comply with the following covenants:

       a)  Financial Reporting . The Company shall comply with the reporting requirements of the Exchange Act, shall timely file all annual, quarterly and other reports under the Exchange Act and shall provide such other monthly financial reporting or other monthly financial reports or other information as the Holder shall request.

       Section 6.  Events of Default .

       a)  ” Event of Default “, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

         i.  any default in the payment of (A) the principal of amount of the Note, or (B) interest (including Late
Fees) on, the Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default, is not cured, within 2 Business Days;

         ii.  the Company, any of its Subsidiaries shall fail to observe or perform any other covenant or agreement contained in this Note which failure is not cured, if possible to cure, within 2 Business Days;

         iii.  a default or event of default (subject to any grace or cure period provided for in the applicable agreement, document or instrument) shall occur under any material agreement, lease, document or instrument to which the
Company or any Subsidiary is bound;

         iv.  any representation or warranty made herein, in any written statement pursuant hereto or thereto, or in any other report, financial statement or certificate made or delivered to the Holder or any other holder of Notes shall be untrue or incorrect in any material respect as of the date when made or deemed made;

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         v.  (i) the Company or any of its Subsidiaries shall commence, or there shall be commenced against the
Company or any such Subsidiary a case or other similar proceeding under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto which remain undismissed for a period of 60 days, or the Company or any
Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the
Company or any Subsidiary thereof; (ii) the Company or any Subsidiary thereof is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (iii)
the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or (iv) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors; or (v) the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (vi) the Company or any Subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (vii) the Company or any
Subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or (viii) any corporate or other action is taken by the Company or any Subsidiary thereof for the purpose of effecting any of the foregoing;

         vi.  the Company or any Subsidiary thereof shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $25,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

         vii.  a Loan Party shall have experienced a Material Adverse Effect;

         viii.  the Company shall be a party to any Change of Control Transaction, shall agree to sell or dispose of all or in excess of 33% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control
Transaction) or shall redeem or repurchase more than a de minimis number of its outstanding shares of Common Stock or other equity securities of the Company (other than repurchases of shares of Common Stock or other equity securities of departing officers and directors of the Company; provided such repurchases shall not exceed $100,000, in the aggregate, for all officers and directors during the term of this Note);

         ix.  Change in Directorship shall occur;

       b)  Remedies Upon Event of Default . If any Event of Default occurs, the full principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash, and the aggregate amount payable under this Note shall be increased to the Mandatory
Repayment Amount. After the occurrence of any Event of Default that results in the eventual acceleration of this Note, interest on the principal amount of this Note shall accrue at the rate of 20% per annum, or such lower maximum amount of interest permitted to be charged under applicable law. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

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       Section 7.  Miscellaneous .

       a)  Notices . Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the
Company, at the address set forth above, facsimile number (561) 277-2430, Attn: Christopher J. McCauley, or such other address or facsimile number as the Company may specify for such purposes by notice to be delivered in accordance with this Section.
Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to the Holder at 14255
US Highway 1, Suite 209, Juno Beach, Florida 33408. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time) on a Business Day,
(ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on such date or if the date of such transmission is not a Business Day, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

       b)  Absolute Obligation . Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any)
on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

       c)  Lost or Mutilated Note . If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

       d)  Governing Law . All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “ New York Courts “). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the
Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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       e)  Waiver of a Breach . Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this
Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

       f)  Waiver of Presentment . The Company hereby waives presentation, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the Holder shall operate as a waiver of such rights.

       g)  Severability . If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or applicable usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

       h)  Next Business Day . Whenever any payment or other obligation hereunder shall be due on a day other than a
Business Day, such payment shall be made on the next succeeding Business Day.

       i)  Headings . The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

       j)  Remedies . In the event the Holder assigns any portion of its interest under the Note, no action shall be taken under the Note except upon the written consent of the Note holders holding Notes representing a majority of the principal amount under the Note, which shall include the Holder.

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       IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

HEARTLAND OIL AND GAS CORP.

/s/ Kamal Abdallah________________
Kamal Abdallah
Chief Executive Officer

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